UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2006

Palmetto Real Estate Trust

(Exact name of registrant
as specified in its charter)

South Carolina	000-00179	57-0405064
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

45 Liberty Lane, Greenville, South Carolina	29607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 233-6007

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM  3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On December 27, 2006 Palmetto Real Estate Trust (the “Trust”) closed the sale of up to 200,000 shares of beneficial interest at $5.50 per share to qualified investors under an exemption from registration contained in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D under the Securities Act.  The Trust sold approximately 181,448 shares of beneficial interest and received proceeds from the offering of approximately $ 997,964.00.  The Trust will use the proceeds from the offering to cash out shareholders who hold less than 1,000 shares of beneficial interest pursuant to a restructuring of the Trust’s shares of beneficial interest that is designed to take the Trust private by reducing its number of shareholders to below 300.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMETTO REAL ESTATE TRUST

		By:	/s/ William J. Ables
		Name:	William J. Ables
		Title:	Chief Executive Officer

Dated:	December 28, 2006